  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1998
                                                     REGISTRATION NO. 333-03753

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 4
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             WHITTAKER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                               95-4033076
      (STATE OR OTHER JURISDICTION                   (IRS EMPLOYER
    OF INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)


                          1955 NORTH SURVEYOR AVENUE
                         SIMI VALLEY, CALIFORNIA 93063
                                (805) 526-5700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              LYNNE M.O. BRICKNER
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          1955 NORTH SURVEYOR AVENUE
                         SIMI VALLEY, CALIFORNIA 93063
                                (805) 526-5700
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                   COPY TO:
                           Brian G. Cartwright, Esq.
                               Latham & Watkins
                       633 West Fifth Street--Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION

                PRELIMINARY PROSPECTUS, DATED APRIL 9, 1998

PROSPECTUS
APRIL   , 1998

                                1,974,333 SHARES

                             WHITTAKER CORPORATION

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                                  -----------

  All of the shares of Common Stock, par value $.01 per share ("Common Stock"), of Whittaker Corporation, a Delaware corporation (the "Company"), offered hereby (the "Shares") are being offered by a stockholder of the Company (the "Selling Stockholder") as described more fully herein. The Company will not receive any of the proceeds from the sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution."

  The Common Stock is traded on the New York and Pacific Stock Exchanges under the symbol "WKR." On April 7, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $14.75 per share.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Prospectus relates to 1,974,333 shares of Common Stock which were originally issued by the Company to the Selling Stockholder as of April 10, 1996 in a transaction exempt from the requirements of the Securities Act of 1933, as amended. The issuance of the 1,974,333 shares of Common Stock to such person was made in connection with the Company's acquisition of Xyplex, Inc., a Massachusetts corporation, from the Selling Stockholder. The Selling Stockholder, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific shares to be sold, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholder" and "Plan of Distribution."

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the New York Regional Office of the Commission, Seven World Trade Center, Suite 1300, New York, New York 10048, and at the Chicago Regional Office of the Commission, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the New York and Pacific Stock Exchanges under the symbol "WKR." Reports, proxy materials and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; and the Pacific Exchange, Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104.

  The Company has filed with the Commission a Registration Statement on Form S-3 (together with any and all amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Common Stock and associated Rights offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated herein by reference. See "Incorporation of Certain Documents by Reference." For further information regarding the Company and the Common Stock and associated Rights offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated herein by reference.

  The principal executive offices of the Company are located at 1955 North Surveyor Avenue, Simi Valley, California 93063; (805) 526-5700.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997, as amended by Form 10-K/A dated April 8, 1998 (filed on April 8, 1998); (ii) the Company's Proxy Statement dated March 3, 1998 related to the Annual Meeting of Stockholders to be held on April 3, 1998; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998, as amended by Form 10-Q/A dated April 8, 1998 (filed on April 8, 1998); (iv) the Company's Current Reports on Form 8-K dated February 2, 1998 (filed on February 3, 1998) and dated March 2, 1998 (filed on March 3, 1998), and on Form 8-K/A dated April 6, 1998 (filed on April 6, 1998); (v) a description of the Common Stock included in a Registration Statement on Form 8-A filed on June 21, 1989; and (vi) a description of the Rights included in a Registration Statement on Form 8-A filed on November 23, 1988. In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date such document is filed with the Commission.

  Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Registration Statement or this Prospectus.

  The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to: Lynne M.O. Brickner, Vice President and Secretary, Whittaker Corporation, 1955 North Surveyor Avenue, Simi Valley, California 93063; (805) 526-5700.

                              RECENT DEVELOPMENTS

  Since July 31, 1996, the Company has not been in compliance with one or more of the four financial ratio covenants in its bank credit agreement and at January 31, 1998 the Company was not in compliance with any of such covenants. Below is a summary of the requirements of the four financial ratio covenants and the actual ratios and levels at January 31, 1998:

                                                 MINIMUM REQUIRED     ACTUAL
                                                 ----------------- ------------
     Fixed Charge Coverage Ratio................           1.75           (0.48)
                                                 MAXIMUM PERMITTED    ACTUAL
                                                 ----------------- ------------
     Leverage Ratio.............................           0.45            1.19
                                                 MAXIMUM PERMITTED    ACTUAL
                                                 ----------------- ------------
     Cash Flow Ratio............................           3.50          (16.36)
                                                 MINIMUM REQUIRED     ACTUAL
                                                 ----------------- ------------
     Consolidated Net Worth.....................   $135,204,000    $(20,316,000)

  The Company has obtained successive waivers of these defaults. The latest waiver, dated March 31, 1998, waives the defaults up to but not including May 29, 1998. The sale of Whittaker Xyplex, Inc. and the application of the sale proceeds to reduce the debt of the Company increased the net worth of the Company and reduced financial leverage but the Company does not expect to be in compliance with the above financial ratio covenants within the next twelve months. Consequently, the Company has initiated discussions with other lenders regarding refinancing the current credit agreement with a credit agreement that includes financial ratio covenants with which the Company will be able to comply. Management estimates that such refinancing will be completed by the expiration date of the current waiver.

                                USE OF PROCEEDS

  The proceeds from the sale of the shares of Common Stock offered hereby are solely for the account of the Selling Stockholder. Accordingly, the Company will receive none of the proceeds from sales thereof.

                              SELLING STOCKHOLDER

  As of the date of this Prospectus, Raytheon Company, a Delaware corporation, the Selling Stockholder, owns 1,974,333 shares of Common Stock (approximately 18% of the Common Stock outstanding as of February 6, 1998). Assuming that the Selling Stockholder sells all 1,974,333 shares of Common Stock offered hereby (the "Shares"), the Selling Stockholder will no longer own beneficially any shares of Common Stock.

  In connection with the issuance of the 1,974,333 Shares of Common Stock to the Selling Stockholder, the Company agreed to file and use its best efforts to cause to be declared effective the Registration Statement of which this Prospectus is a part. The Company has also agreed to keep the Registration Statement effective until the first to occur of (i) the third anniversary of the effective date of the Registration Statement or (ii) such time as all of the Shares have been sold. The Company has agreed to indemnify the Selling Stockholder and its officers, directors and controlling persons against certain liabilities, including certain liabilities under the Securities Act. The Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, administrative expenses and its own counsel fees.

                             PLAN OF DISTRIBUTION

  The Selling Stockholder may sell Shares in any of the following transactions: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions on the New York or Pacific Stock

Exchanges or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any profit on the sale of the Shares by them and any discounts, concessions or commissions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, concessions or commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

  Certain of the underwriters, dealers or agents may have other business relationships with the Company and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Lynne M.O. Brickner, Vice President, Secretary and General Counsel of the Company. As previously disclosed in the Company's Proxy Statement dated March 3, 1998, Ms. Brickner has been granted options to purchase shares of the Company's Common Stock under the Company's Long-Term Incentive Plan (1989).

                                    EXPERTS

  The consolidated financial statements of Whittaker Corporation appearing in Whittaker Corporation's Annual Report (Form 10-K/A) for the year ended October 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents
 by Reference..............................................................   2
Recent Developments........................................................   3
Use of Proceeds............................................................   3
Selling Stockholder........................................................   3
Plan of Distribution.......................................................   3
Legal Matters..............................................................   4
Experts....................................................................   4

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                               1,974,333 SHARES

                                   WHITTAKER
                                  CORPORATION

                                 COMMON STOCK
                          (Par Value $.01 per Share)

                               ----------------

                                  PROSPECTUS

                               ----------------

                                 April  , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

      SEC Registration Fee............................................. $12,936
      NASD Filing Fee..................................................     --
      Printing and Engraving Expenses..................................   5,000
      Legal Fees and Expenses..........................................  25,000
      Accounting Fees and Expenses.....................................   5,000
      Registrar and Transfer Agent Fees and Expenses...................   1,000
      Blue Sky Fees and Expenses.......................................   5,000
      Miscellaneous Expenses...........................................   1,064
                                                                        -------
        Total.......................................................... $55,000
                                                                        =======

  All of the costs identified above will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 102(b)(7) of the General Corporation Law of Delaware ("Delaware Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The Restated Certificate of Incorporation of the Company, as amended, provides for the elimination of the liability of directors to the extent permitted by Delaware Law.

  Section 145 of the Delaware Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Company's Bylaws entitle officers and directors of the Company to indemnification to the fullest extent permitted by Delaware Law.

  The Company has entered into an agreement with each of its directors and certain officers which provide for indemnification by the Company against certain liabilities, including liabilities under the Securities Act. In addition, the Company maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act.

  See Item 17 of this Registration Statement regarding the opinion of the Securities and Exchange Commission with respect to indemnification for liabilities arising under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      EXHIBIT
      NUMBER  DESCRIPTION OF EXHIBIT
      ------- ----------------------
        5.1   Opinion of Lynne M.O. Brickner, Esq. (previously filed).
       23.1   Consent of Lynne M.O. Brickner, Esq. (included in Exhibit 5.1).
       23.2   Consent of Ernst & Young LLP.
       24.1   Powers of Attorney of certain directors and officers of the
              Company (previously filed).
       24.2   Certificate of Substitution to Power of Attorney (previously filed).

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, State of California, on April 9, 1998.

                                          WHITTAKER CORPORATION

                                          By      /s/ Lynne M.O. Brickner
                                            ___________________________________
                                                   (Lynne M.O. Brickner,
                                                      Vice President)

                                          Date
                                                    April 9, 1998
                                              _________________________________

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


      /s/ Joseph F. Alibrandi           Director and Principal        April 9, 1998
____________________________________      Executive Officer
        (Joseph F. Alibrandi)

          /s/ John K. Otto                    Principal               April 9, 1998
____________________________________      Financial Officer
            (John K. Otto)

          /s/ Eva Jonutis                     Principal               April 9, 1998
____________________________________      Accounting Officer
            (Eva Jonutis)

     /s/ George H. Benter, Jr.*                Director               April 9, 1998
____________________________________
       (George H. Benter, Jr.)

____________________________________           Director
        (George Deukmejian)

____________________________________           Director
         (Jack L. Hancock)

       /s/ Edward R. Muller*                   Director               April 9, 1998
____________________________________
          (Edward R. Muller)

       /s/ Gregory T. Parkos*                  Director               April 9, 1998
____________________________________
         (Gregory T. Parkos)

      /s/ Malcolm T. Stamper*                  Director               April 9, 1998
____________________________________
         (Malcolm T. Stamper)

*By:/s/ Lynne M.O. Brickner
  ---------------------------          Attorney-In-Fact
      (Lynne M.O. Brickner)

                                 EXHIBIT INDEX

 EXHIBIT                                                             SEQUENTIAL
   NO.                     DESCRIPTION OF EXHIBIT                     PAGE NO.
 -------                   ----------------------                    ----------
    5.1  Opinion of Lynne M. O. Brickner, Esq. (previously filed).
   23.1  Consent of Lynne M. O. Brickner, Esq. (included in
         Exhibit 5.1).
   23.2  Consent of Ernst & Young LLP.
   24.1  Powers of Attorney of certain directors and officers of the Company (previously filed).
   24.2  Certificate of Substitution to Power of Attorney
         (previously filed).